UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

RSC HOLDINGS INC.

RSC HOLDINGS III, LLC

RSC EQUIPMENT RENTAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33485	22-1669012
Delaware	333-144625-01	41-2218971
Arizona	333-144625	86-0933835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona 85254

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (480) 905-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2011, RSC Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Rentals, Inc., a Delaware corporation (“Purchaser”), pursuant to which the Company will be merged with and into Purchaser (the “Merger”), with Purchaser continuing as the surviving corporation of the Merger. The Merger Agreement was unanimously approved by the boards of directors of both the Company and Purchaser.

At the effective time of the Merger, each outstanding share of common stock, no par value (the “Company Common Shares”), of the Company issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by (i) the Company, Purchaser or any direct or indirect wholly owned subsidiary of the Company or Purchaser and (ii) stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically converted into the right to receive $10.80 in cash and 0.2783 shares of common stock, $0.01 par value (the “Purchaser Common Shares”), of Purchaser, in each case without interest. In addition, at the effective time of the Merger, the size of Purchaser’s board of directors will be increased to 14 directors and three of the Company’s current independent directors designated by the Company will be appointed to Purchaser’s board of directors.

Immediately following consummation of the Merger, Purchaser will cause each of RSC Holdings III, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and United Rentals (North America), Inc., a Delaware corporation and wholly owned subsidiary of Purchaser, to merge with and into a newly formed Delaware corporation and wholly owned subsidiary of Purchaser (“U Newco”) in accordance with the Delaware General Corporation Law (the “Subsequent Mergers”), with U Newco continuing as the surviving corporation of the Subsequent Mergers.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Shares entitled to vote on the adoption of the Merger Agreement, (ii) the adoption of the Merger Agreement by the holders of a majority of the outstanding Purchaser Common Shares entitled to vote on the adoption of the Merger Agreement and the approval by the holders of a majority of the outstanding Purchaser Common Shares entitled to vote on the issuance of Purchaser Common Shares in connection with the Merger (the “Purchaser Share Issuance”) present in person or represented by proxy at the special meeting of Purchaser stockholders held to vote on such matters, (iii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) either (A) Purchaser’s receipt of an advance ruling certificate from the Commissioner of Competition (the “Commissioner”) under the Competition Act (Canada) (the “Competition Act”) in respect of the transactions contemplated by the Merger Agreement or (B) the expiration or termination of the applicable waiting period under the Competition Act, and Purchaser shall have received a no-action letter from the Commissioner advising Purchaser that the Commissioner does not intend to make an application under Section 92 of the Competition Act for an order in respect of the transactions contemplated by the Merger Agreement, (v) the absence of any law, order or injunction prohibiting the Merger, (vi) the approval for listing on the New York Stock Exchange of the Purchaser Common Shares to be issued in the Merger, (vii) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) by Purchaser in connection with the Purchaser Share Issuance, (viii) the receipt of an opinion relating to solvency of the surviving corporation and (ix) the absence of any suit, action or proceeding by any governmental entity seeking a restraining order that would be reasonably likely to result in criminal sanctions against any party to the Merger Agreement or any of their respective affiliates, directors or employees. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (w) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (x) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), including the other party’s agreement not to solicit alternative acquisition proposals, and, subject to certain exceptions, not to engage in discussions or negotiations regarding alternative acquisition proposals, (y) the non-occurrence of a material adverse effect on the other party and (z) the receipt of an opinion regarding certain tax matters relating to the Merger.

The Company has made customary representations and warranties to Purchaser in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the approval of the adoption of the Merger Agreement by the Company’s stockholders and (iii) the use of the Company’s reasonable best efforts to cause the consummation of the Merger. Purchaser has made certain representations and warranties to the Company in the Merger Agreement. Purchaser has also entered into certain covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of Purchaser prior to the consummation of the Merger, (ii) the calling and holding of a meeting of Purchaser’s stockholders for the purpose of obtaining the approval of the adoption of the Merger Agreement and the Purchaser Share Issuance by Purchaser’s stockholders and (iii) the use of Purchaser’s reasonable best efforts to cause the consummation of the Merger.

From the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. Purchaser is also subject to similar “no-shop” provisions but those restrictions will terminate upon the earlier of (i) the date that Purchaser’s stockholders approve the adoption of the Merger Agreement and the Purchaser Share Issuance and (ii) termination of the Merger Agreement in accordance with its terms. The no-shop provisions applicable to each of the Company and Purchaser are subject to customary “fiduciary-out” provisions which allow the Company and Purchaser under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the board of directors of the Company or Purchaser, as applicable, has reasonably determined in good faith (after consultation with its outside legal counsel and financial advisors) would result in a transaction more favorable to such party’s stockholders from a financial point of view than the Merger and is reasonably likely to be consummated in accordance with its terms. Further, subject to compliance with the terms of the Merger Agreement, the board of directors of the Company or Purchaser, as applicable, is entitled to change its recommendation to its stockholders in response to an “intervening event” or the receipt of a “superior proposal”.

The Company and Purchaser are permitted under certain circumstances to terminate the Merger Agreement, including in the event that, among others, the other party breaches its “no-shop” obligations or under certain limited circumstances to enter into a “superior proposal”. In connection with the termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, either party may be required to pay the other party a termination fee of $60 million plus expenses up to a maximum of $20 million (collectively, the “Reimbursable Expenses”), including in the event that (i) the other party’s board of directors withdraws or qualifies its recommendation in favor of the Merger, (ii) the other party’s board of directors fails to recommend against any third party tender or exchange offer, (iii) the other party accepts a superior proposal, (iv) the other party has breached its “no-shop” obligations under the Merger Agreement, or (v) (A) an alternative acquisition proposal is made to the other party, (B) the other party’s stockholders do not approve the Merger Agreement at a stockholders meeting, and (C) the other party enters into a definitive agreement with respect to or consummates an alternative acquisition proposal or the other party’s board of directors approves, recommends or does not oppose an alternative acquisition proposal, within one year after termination of the Merger Agreement. In the event that either party terminates the Merger Agreement for failure of a party’s stockholders to approve the adoption of the Merger Agreement, the party whose stockholders failed to so approve the adoption of the Merger Agreement will be required to reimburse the other party’s Reimbursable Expenses. Further, if the Company terminates the Merger Agreement due to Purchaser’s failure to consummate the Merger on the date the closing should have occurred in accordance with the Merger Agreement or either party terminates the Merger Agreement due to the failure of the third party valuation firm to deliver an opinion with respect to the solvency of the surviving corporation, and in either case all of the other conditions to Purchaser’s obligations to consummate the Merger have been satisfied, then Purchaser will be required to pay the Company a termination fee of $107.5 million plus the Company’s Reimbursable Expenses, unless Purchaser’s failure to consummate the Merger resulted from the Company’s failure to provide certain information required to be provided by it under the Merger Agreement in connection with Purchaser’s financing for the Merger.

Under the Merger Agreement, the Company has reserved the right of its board of directors to award up to an aggregate amount of $5.2 million in bonuses to certain executives, including the Company’s named executive officers, between the date of the Merger Agreement and the closing of the Merger. At present, the board of directors of the Company has not determined the amount of the bonus pool to be allocated in the aggregate or the individual employees who will be entitled to participate.

Contemporaneously with the execution of the Merger Agreement, Purchaser entered into a voting agreement (the “Voting Agreement”) with each of OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC (collectively, the “Oak Hill Stockholders”) covering all Company Common Shares held of record or beneficially owned by the Oak Hill Stockholders. The Oak Hill Stockholders hold approximately 33.4% of the issued and outstanding Company Common Shares as of December 15, 2011, the last trading day before announcement of the transaction. Pursuant to the Voting Agreement, the Oak Hill Stockholders have agreed to, among other things, vote in favor of the adoption of the Merger Agreement and against any competing takeover proposals, subject to the limitations set forth in the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the date of termination of the Merger Agreement, (b) the date of any modification of the Merger Agreement that reduces the amount or changes the form of the consideration to be paid to the Company’s stockholders in connection with the Merger and (c) the effective time of the Merger.

The Merger Agreement is filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; were solely for the benefit of the parties to the Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Purchaser. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus forming a part of the registration statement on Form S-4 that Purchaser will be filing in connection with the Merger, as well as in the other filings that each of the Company and Purchaser make with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure regarding the discretionary management bonus pool set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Amendments to Executive Employment Agreements.

Effective as of December 16, 2011, the employment agreements for each of Erik Olsson, Patricia Chiodo, Juan Corsillo, Phillip Hobson and David Ledlow were amended to provide for the following:

•

Section 280G “Best of” Cutback. If any payment to be made under the executive’s employment agreement or any other agreement or benefit arrangement would be subject to “golden parachute” excise taxes imposed as a result Section 280G of the Internal Revenue Code, the payments to the executive will be reduced in order to limit or avoid the “golden parachute” excise tax if and to the extent such reduction would produce an expected better after-tax result for the executive. The executives’ outstanding equity award agreements contain a similar provision. Prior to the amendment, the employment agreements for Erik Olsson, Phillip Hobson and David Ledlow did not contain a provision addressing such excise taxes.

•

Increased Change in Control Severance for Patricia Chiodo and Juan Corsillo. Under the amended employment agreements for Patricia Chiodo and Juan Corsillo, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the current employment agreements) upon or within twelve months following a “Change in Control” (as defined in the Company’s Amended and Restated Stock Incentive Plan), the “Severance Period” (as defined in the current employment agreements) will be extended from 18 months to 24 months. The current employment agreements provide for 24-month post-termination noncompetition and nonsolicitation provisions, which remain unchanged.

•

Minimum Notice Periods for Change in Control Terminations. Under the amended employment agreements for Patricia Chiodo and Juan Corsillo, the Company will be required to give a minimum of 30-days’ advance notice of a termination of employment without cause following a Change in Control. Prior to the amendment, the employment agreements for Ms. Chiodo and Mr. Corsillo provided for a discretionary notice period.

•	Other Amendments. Other amendments to the employment agreements are intended to comply with current tax and health care laws, and to conform certain provisions to the current practices of the Company.

The form of amendment to the employment agreements is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals, Inc. or RSC Holdings Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals, Inc. and RSC Holdings Inc. undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents United Rentals, Inc. and RSC Holdings Inc. have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) United Rentals, Inc. and RSC Holdings Inc. may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals, Inc. and RSC Holdings Inc.; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals, Inc. and RSC Holdings Inc. Neither United Rentals, Inc. nor RSC Holdings Inc. gives any assurance that either United Rentals, Inc. or RSC Holdings Inc. will achieve its expectations and neither United Rentals, Inc. nor RSC Holdings Inc. assumes any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals, Inc. and RSC Holdings Inc. described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals, Inc. and RSC Holdings Inc. on the date hereof, and neither United Rentals, Inc. nor RSC Holdings Inc. assumes any obligation to update or revise any such forward-looking statements.

Important Additional Information Will Be Filed with the SEC

This Current Report on Form 8-K relates to a proposed transaction between United Rentals, Inc. and RSC Holdings Inc., which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by United Rentals, Inc. This Current Report on Form 8-K is not a substitute for the registration statement and joint proxy statement/prospectus that United Rentals, Inc. will file with the SEC or any other documents that they may file with the SEC or send to stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/ PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about United Rentals, Inc. and RSC Holdings Inc., at the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge, when filed, by directing a request by mail or telephone to RSC Holdings Inc., Attn: Investor Relations, 6929 E. Greenway Parkway, Suite 200, Scottsdale, AZ 85254, telephone: (480) 281-6956, or from RSC’s website, www.RSCrentals.com.

Participants in Solicitation

United Rentals, Inc., RSC Holdings Inc. and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of United Rentals, Inc. and RSC Holdings Inc. in connection with the proposed transaction. Information about the directors and executive officers of RSC Holdings Inc. and their ownership of RSC Holdings Inc.’s common stock is set forth in RSC Holdings Inc.’s definitive proxy statement filed with the SEC on March 16, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 15, 2011, by and between United Rentals, Inc. and RSC Holdings Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. RSC Holdings Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Form of December 16, 2011 Amendment to Executive Employment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC HOLDINGS INC. RSC HOLDINGS III, LLC RSC EQUIPMENT RENTAL, INC.

By:	/s/ Kevin J. Groman
Name: Kevin J. Groman
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: December 21, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 15, 2011, by and between United Rentals, Inc. and RSC Holdings Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. RSC Holdings Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Form of December 16, 2011 Amendment to Executive Employment Agreements.